UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

The Pulse Network, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54741

(Commission File Number)

45-4798356

 (IRS Employer Identification No.)

10 Oceana Way

Norwood, Massachusetts 02062

(Address of principal executive offices)(Zip Code)

(781) 821-6600

Registrant’s telephone number, including area code

437 Turnpike Street

Canton, Massachusetts 02021

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2014, The Pulse Network, Inc., a Nevada corporation (the “Company”), entered into a First Amendment to the Credit Agreement (the “First Amendment”) with TCA Global Credit Master Fund, LP (the “Lender”). The First Amendment is dated effective December 16, 2014, and amends that certain Senior Secured Revolving Credit Facility Agreement, dated as of September 30, 2014 (the “Credit Agreement”) by and among the Company, as borrower, and certain of its subsidiaries as joint and several guarantors, and the Lender, pursuant to which the Company borrowed $2,400,000 from (the “Lender”). Under the First Amendment, the Company, among other things, borrowed $175,000, and will be eligible to borrow an additional $175,000 on December 30, 2014, and agreed to pay an additional advisory fee of $200,000 to Lender.

As of December 16, 2014, the Company had an aggregate amount of $2,191,073.30 due to Lender. In connection with the First Amendment, on December 19, 2014, the Company executed a Replacement Revolving Note dated December 16, 2014, in the principal amount of $2,641,073.30.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
4.1	Replacement Revolving Note, issued and effective December 16, 2014

10.1

First Amendment to Credit Agreement, dated effective December 16, 2014, by and among The Pulse Network, Inc., a Nevada corporation; The Pulse Network, Inc., a Massachusetts corporation; The Pulse Network Management, LLC, You Everywhere Now, LLC; VoiceFollowUp, LLC, Traffic Geyser, LLC and TCA Global Credit Master Fund, LP.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Pulse Network, Inc. (Registrant)

Date: December 22, 2014	By:	/s/ Stephen Saber
	Name:	Stephen Saber
	Title:	Chief Executive Officer